FGL Holdings General Account Investment Strategy & Portfolio Review April 5, 2019

Legal Disclosures ► All data in this presentation are as of 12/31/2018 (unaudited), unless stated otherwise ► Caution regarding forward-looking statements: ► This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL Holding’s management and the management of its subsidiaries. ► Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues,” “outlook” or similar expressions. Factors that could cause actual results, events and developments to differ from those set forth in, or implied by, the statements set forth herein are discussed from time to time in FG’s filings with the SEC, as well as those of its predecessor companies—FGL and CFCO. You can find these filings on the SEC’s website, www.sec.gov. ► All forward-looking statements we describe herein are qualified by these cautionary statements and we can provide no assurance that the actual results, events or developments referenced herein will occur or be realized. FG does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. ► All estimates and forecasts for the effects of purchase accounting are preliminary and subject to change. ► Permission neither sought nor obtained with reference to third party sources General Account Investment Strategy & Portfolio Review 2

Today’s Attendees F&G Blackstone Chris Blunt Bennett Goodman Chief Executive Officer Senior Managing Director Chairman of Blackstone Insurance Solutions Co-Founder of GSO Capital Partners (“GSO”) Raj Krishnan Erich Schram Chief Investment Officer Senior Managing Director Blackstone Insurance Solutions Dennis Vigneau Dan Smith Chief Financial Officer Senior Managing Director GSO Capital Partners Jon Bayer Robert Camacho Head of Corporate Development & Strategy Senior Managing Director Blackstone Insurance Solutions Jonathan Pollack Senior Managing Director Global Head of Blackstone Real Estate Debt Strategies General Account Investment Strategy & Portfolio Review 3

Purpose of the Meeting The purpose of the meeting is to provide additional information regarding F&G’s investment portfolio to investors General Account Investment Strategy & Portfolio Review 4

Current Initiatives Driving Outperformance ►F&G achieved 460 bps of ROE uplift in 2018; We continue to make significant progress on our planned initiatives F&G Strategic Initiatives F&G Edge ► Organic growth ► Experienced leadership ► Expansion of distribution channels ► Disciplined expense management ► Acquisitions ► Performance culture ► Investment portfolio repositioning ► Blackstone partnership General Account Investment Strategy & Portfolio Review 5

F&G Stable and Predictable Liability Profile U.S. GAAP Net Reserve Liability Profile ► 6 years weighted-average life ► 85% surrender charge protected 8% 12% ► 90 bps distance to guaranteed Fixed Index Annuities minimum crediting rates Fixed Rate Annuities $25B 15% Immediate Annuities ► Product pricing can be reset monthly 65% Life & Other ► Relatively younger block with modest benefits General Account Investment Strategy & Portfolio Review 6

F&G’s Portfolio Positioning and Investment Thesis What We Determined ► Valuation and credit quality of the most liquid corporates were becoming stretched ► A flat curve did not compensate for an aggressive duration posture ► The most liquid securities exhibited the most questionable underwriting standards Actions Taken ► Reduced allocation to NAIC 1 and NAIC 2 rated corporate bonds ► Allocated to floating/less rate sensitive securities with similar NAIC ratings ► Used knowledge of liability profile to effect allocation to less liquid securities with better downside protection Results ► Improved risk profile ► Greater asset diversification ► Strengthened ALM profile General Account Investment Strategy & Portfolio Review 7

F&G Portfolio Update: 2018 Reposition Summary ►Over the last year, Blackstone has enhanced F&G's investment yield while maintaining credit quality and broadening asset diversification Net Book Yield Uplift 1 NAIC Rating ~4.75% 4.64% +43 bps Unchanged 1.5 1.5 4.21% 2017 2018 2017 2018 1Reflects 12-month rolling average. All yields presented exclude cash and options. General Account Investment Strategy & Portfolio Review 8

F&G – Today’s Key Takeaways General Account Investment Strategy & Portfolio Review 9

Today’s Key Takeaways Philosophy ► Our investment strategy starts with a fundamental understanding of liabilities and a sound capital position ► We believe that asset allocation starts with a thorough analysis of downside protection and risk management Blackstone Partnership ► Blackstone is financially and strategically aligned with F&G with significant senior leadership focus ► Credit decisions have been made assuming that there will be cycles and downturns ► Blackstone has deep experience in fundamental data driven analysis and provides access to proprietary investment opportunities at scale Results ► We have achieved significant yield uplift while maintaining credit quality General Account Investment Strategy & Portfolio Review 10

Appendix General Account Investment Strategy & Portfolio Review 11

Speaker Biographies Chris Blunt, Chief Executive Officer, F&G Chris Blunt joined F&G as President and CEO in 2019 after nearly 27 years in a variety of insurance, investment management and marketing roles. Most recently, Mr. Blunt served as Chief Executive Officer of Blackstone Insurance Solutions. Prior to Blackstone, he served in a variety of senior leadership positions during the nearly 13 years he spent with New York Life. During his tenure at NY Life, Mr. Blunt was the President of New York Life's $500 billion Investment Group and previously Co-President of the Insurance and Agency Group, which included the company's U.S. Life Operations, Seguros Monterrey, and AARP Direct business. Prior to joining New York Life, Mr. Blunt spent 16 years in a variety of senior marketing and distribution roles in the investment management industry, including Chief Marketing Officer - Americas for Merrill Lynch Investment Managers and as a Managing Director and National Sales Manager for Goldman Sachs Asset Management. Mr. Blunt received a B.A. in history from the University of Michigan and an MBA in finance from The Wharton School at the University of Pennsylvania and currently serves on the Board of Directors of the YMCA of Greater New York and the Deans Advisory Committee for LSA at The University of Michigan. Raj Krishnan, Chief Investment Officer, F&G Raj Krishnan is an Executive Vice President of the Company, and serves as F&G's Chief Investment Officer. He is responsible for all aspects of the company's investment activity, including strategic and tactical asset allocation, investment strategy, and asset manager oversight. Raj joined the Company in 2009. Previously, he was an investor at Wellington Management Company, LL P, focusing on the management of investment portfolios for insurance companies. Raj is a CFA Charterholder, and a graduate of Harvard College. He currently serves on the Board of Trustees of the Park School of Baltimore. General Account Investment Strategy & Portfolio Review 12

Blackstone Insurance Solutions (BIS) Blackstone Insurance Solutions (BIS) F&G Investment Portfolio Reposition F&G Investment Portfolio Reposition Update UpdateApril 5th, 2019 April 5th, 2019

Today’s Speakers Bennett Goodman Senior Managing Director Chairman of Blackstone Insurance Solutions Co-Founder of GSO Capital Partners (“GSO”) Erich Schram Senior Managing Director Blackstone Insurance Solutions Dan Smith Senior Managing Director GSO Capital Partners Robert Camacho Senior Managing Director Blackstone Insurance Solutions Jonathan Pollack Senior Managing Director Global Head of Blackstone Real Estate Debt Strategies Blackstone 14

Agenda 1 Blackstone Insurance Solutions Overview 2 BIS – F&G Investment Portfolio Reposition 3 Blackstone Credit Platforms • GSO • Blackstone Real Estate Debt Strategies (BREDS) Appendix: Speaker Biographies Blackstone 15

I. Blackstone Insurance Solutions (“BIS”) Overview

Blackstone Overview Blackstone is the largest global alternative asset manager with $472B AUM and leading platforms across the key alternative investment categories HEDGE FUND PRIVATE SOLUTIONS EQUITY TACTICAL STRATEGIC PARTNERS OPPORTUNITIES (SECONDARIES) GSO CAPITAL REAL ESTATE PARTNERS (CREDIT) $472B 2,600+ 30+ 24 Blackstone Assets Employees Year Investment Offices Under Management Globally Record Globally All figures stated in this presentation are as of December 31, 2018 unless otherwise noted. See Important Disclosures at the end of this presentation. Blackstone 17

Blackstone Investment Performance

Compelling investment performance for over three decades


Net Returns from Inception
Corporate Private Equity
15%
Real Estate
15%
Strategic Partners (Secondaries)
16%
Credit (Mezzanine Strategy)
14%
Tactical Opportunities
11%

Past performance is not indicative of future results and there is no assurance that any Blackstone fund will achieve its objectives or avoid significant losses. See Important Disclosures at the end of this presentation. All numbers are rounded to the nearest full percent. To date, F&G has not participated in all of the strategies constituting this track record. This information is provided for shareholders of F&G for informational purposes only, and does not constitute an offer to sell, or a solicitation of an offer to buy, any security or instrument, or a solicitation of interest in any particular Blackstone fund, account or strategy.

Blackstone 18

“Blackstone is built on investor trust. We founded our Insurance Solutions business with the objective of driving the best long- term outcomes for our clients and their policyholders$439B and stakeholders.”$1+ Trillion 1985 FUTURE – Steve Schwarzman Chairman, CEO and Co-Founder, Blackstone 19

Blackstone Is Fully Aligned with F&G Shareholders Through its funds, Blackstone has invested $625 million in F&G, resulting in ownership of ~19% of outstanding common equity ~19% $625 million Common Total Invested Equity Capital Ownership Blackstone 20

Blackstone Insurance Solutions (“BIS”) Overview With over 35 dedicated professionals, BIS is uniquely positioned to construct and manage investment portfolios for insurance companies Blackstone Blackstone Insurance Insurance Solutions Products Investment Portfolios Combining Blackstone investment products BIS constructs and manages compelling total Leading global credit and alternative products with insurance expertise investment solutions for insurance companies  Tailored portfolio construction  30+ years of working with  Seeks compelling risk-adjusted and management insurers returns and capital preservation  $176 billion of credit originated,  Highly diversified  Product structuring capabilities traded, and issued in 2018  Access to proprietary   Regulatory and rating agency $51 billion of insurance AUM investment opportunities expertise managed across a diversified at scale set of products  Investment risk oversight and  Significant scale and market data analytics access as a competitive advantage All transactions are conducted in accordance with applicable conflicts resolution procedures implemented by Blackstone and are subject to applicable information barrier policies and Blackstone 21 procedures, investment capacity, and Blackstone allocation procedures.

BIS Investment and Portfolio Management Process Well-governed process with an embedded risk management culture Strategic Asset Allocation and Portfolio Construction Risk and Compliance Asset Liability Monitoring Management Extensive intra-firm collaboration, weekly idea generation forums, and dedicated Investment and Risk Committees Performance Liquidity and Capital Measurement Management All transactions are conducted in accordance with applicable conflicts resolution procedures implemented by Blackstone and are subject to applicable information barrier policies and Blackstone 22 procedures, investment capacity, and Blackstone allocation procedures.

II. BIS – F&G Investment Portfolio Reposition

F&G Portfolio Update: 2018 Reposition Summary BIS increased F&G’s net investment yield while maintaining credit quality Net Book Yield Uplift(1) NAIC Rating +43 bps Unchanged 4.64% 1.5 1.5 4.21% 2017 2018 2017 2018 Past performance is not necessarily indicative of future results. There can be no assurance that the portfolio will continue to achieve such results or that underlying investments will Blackstone 24 achieve their investment objectives or avoid substantial losses. Figures are estimated and unaudited. (1) Reflects 12-month rolling average. All yields presented exclude cash and options.

F&G Portfolio Update: Structured Products Reposition Repositioning towards Structured Products from Investment Grade Corporates has increased net book yield IG Corporates Structured Products % of Portfolio % of Portfolio 43% 34% 6% 4% 23% 38% 5% 10% 6% 4% 14% 8% 2017 2018 2017 2018 CLO CMBS RMBS ABS Past performance is not necessarily indicative of future results. There can be no assurance that the portfolio will continue to achieve such results or that underlying investments will Blackstone 25 achieve their investment objectives or avoid substantial losses. Figures are estimated and unaudited.

Structured Products Offer Attractive Value in Today’s Market Greater return potential relative to certain other corporate credit assets BBB Spreads by Asset Class bps 600 395 407 400 192 200 0 BBB Corporate Bonds BBB CMBS BBB CLOs Corporate Credit Structured Products Source: BBB Corporate Bonds are represented by the Bloomberg Barclays BBB Corporate Index, BBB CMBS is represented by the Bloomberg Barclays BBB CMBS Index, BBB CLOs are Blackstone 26 represented by the J.P. Morgan BBB CLOIE Index. All data as of December 31, 2018.

Structured Products Enhance Yield and Preserve Capital Provide tranched exposure which allows BIS to select the appropriate risk / return threshold for insurers Structured Products Blackstone Edge  Excess return relative to corporate investment grade securities  Market access  Significant loss protection from credit enhancement /  Underwriting capabilities subordination built into structure  Capture risk premia associated with illiquidity and complexity  Deep relative value analysis  Increased capital efficiencies  Ongoing risk monitoring Past performance is not necessarily indicative of future results. There can be no assurance that the portfolio will continue to achieve such results or that underlying investments will Blackstone 27 achieve their investment objectives or avoid substantial losses.

Structured Products Have Built-in Protections Double layer equity protections for structured noteholders Illustrative Underlying Illustrative Capital Structure Assets Securitization Senior Debt (40%–50%) AAA Junior Debt Basket of ~250 (10%–20%) Corporate Loans Portfolio of AA Loans A Target Equity BBB (30%–50%) BB Equity Securitization structure is for illustrative purposes and is not to scale. Blackstone 28

Structured Products: Pre-Financial Crisis vs. Post-Financial Crisis CLO and CMBS structures have evolved since the financial crisis Illustrative CLO Capital Structure Feature CLO CMBS % of Capital Structure Portfolio Increase in first Decrease in Qualities lien loans LTV AAA (61.6%) AAA (72.0%) Greater subordination for all debt tranches AA Subordination (11.5%) Thicker equity tranches AA A (6.4%) (6.1%) A BBB (5.8%) (5.5%) BBB BB (4.5%) Other Shorter, more Risk (4.7%) Improvements defined exposure Retention BB (2.5%) Equity Equity (9.4%) (8.6%) Pre-Financial Crisis Post-Financial Crisis CLOs CLOs Source: Wells Fargo, CLO Desktop Primer, August 2014. Based on averages and may not foot. Blackstone 29

F&G Portfolio Update: Alternatives Reposition Alternatives portfolio is expected to be diversified across asset classes Alternatives Alternatives (Funded) (Executed Commitments)(1) Increased Funding % of Total Portfolio % of Alternatives Portfolio of Alternatives Multi-  BIS has increased commitments to Strategy 2% alternatives from <$400 million to 4% Real $1.7 billion Estate Private 34% Equity 29% 1%  Increased alternatives exposure has contributed to net book yield uplift 33%  5% target portfolio allocation to alternatives remains on track 2017 2018 Credit Diversification does not ensure a profit or protect against loss in declining markets. The allocations presented herein are for illustrative and discussion purposes only. They are subject to Blackstone 30 change. (1) Based on executed commitments as of December 31, 2018 and reflects 2021E NAV diversification. All future commitments are subject to availability.

III. Blackstone Credit Platforms

Blackstone Leading Credit Platforms BIS leverages Blackstone’s leading credit platforms Blackstone Real Estate Debt Strategies GSO (BREDS)  One of the world’s largest credit-oriented alternative  Active real estate investor across the capital structure asset managers, with $109 billion AUM(1) across public with $136 billion of AUM in a globally integrated real and private credit strategies estate platform  Access to proprietary private structured product  $17 billion of AUM across junior mezzanine, senior deal flow mezzanine, senior mortgage lending and liquid real estate debt securities  Team of approximately 350 employees constitutes one  114 BREDS professionals globally of the largest in the industry  0.14% U.S. loan annual principal loss rate across the  No realized losses across lending platform(2) liquid credit platform since inception in 1998(3) Past performance is not indicative of future results and there is no assurance that any Blackstone fund will achieve its objectives or avoid significant losses. See Important Disclosures at the end of this presentation. All transactions are conducted in accordance with applicable conflicts resolution procedures implemented by Blackstone and are subject to applicable information barrier policies and procedures, investment capacity, and Blackstone allocation procedures. (1) Please refer to GSO Endnotes at the back of this presentation for further detail on footnote shown. (2) The “lending platform” refers to those BREDS funds / vehicles with investment strategies that are primarily focused on originating private loans and excludes any BREDS funds Blackstone 32 focused on liquid real estate related debt. (3) Please refer to the GSO U.S. Loan Default Track Record in the Important Disclosure Information section of this Presentation for further information on the default track record.

A. GSO

GSO Repositioning for F&G Differentiated asset selection driven by GSO expertise Performance Highlights since Inception(1) Book Yield(2) Investment Spread(2) Portfolio Scale NAIC Rating 5.9% +171 bps $1.2B 1.4 +33 bps Uplift Above Investment Increase in CLO 0.3 Decrease Grade Corporate Exposure Bonds(3) Past performance is not necessarily indicative of future results. There can be no assurance that any Blackstone fund will be able to implement its investment strategy, achieve its objectives or avoid losses. See Important Disclosures at the end of this presentation. (1) Figures reflect F&G performance since December 31, 2017. GSO has managed F&G’s CLO portfolio since June 1, 2018. 34 (2) The stated Book Yield and Investment Spread are reflected gross of any investment management fees charged by Blackstone, which reduces F&G’s net yield. See page titled, “F&G Blackstone Portfolio Update: 2018 Reposition Summary” for the net yield on the entire F&G portfolio of which the portfolio described on this page is a component. (3) Please refer to GSO Endnotes at the back of this presentation for further detail on footnote shown.

GSO Platform Overview

A leading corporate credit investment platform

Global Scale

- Largest CLO manager globally with $26 billion in AUM across 47 CLOs(1)
- Team has managed loans and CLOs since 1998(2)
- 69 professionals with an average of 15 years experience cover 900 corporate and 320 CLO issuers(3)
- $5+ billion AUM in CLO tranche investments across the entire capital structure
- Highly integrated CLO and credit investment teams

AUM across Strategies in Public and Private Credit Markets


Liquid Credit Strategies: $49B
Listed Funds $6B
Senior Secured Direct Lending $11B
SMAs $13B
Mezzanine $14B
Comm. Funds $4B
Event Driven $6B
$109B
Energy $8B
Collateralized Loan Obligations $26B
Stressed / Distressed $13B
MLPs $10B

Past performance is not necessarily indicative of future results. See Important Disclosures at the end of this presentation. Please refer to GSO Endnotes at the back of this presentation for further detail on footnotes shown.

Blackstone 35

GSO Risk Management Approach Principal Emphasis on downside protection has resulted in relatively low principal loss rates over time across the loan and CLO investing platforms since their respective Preservation inceptions(1) As one of the largest managers of loans and the largest CLO manager globally, GSO Significant Scale has proprietary insight into CLOs and their underlying assets(2) Fundamental Bottom-up research performed by 27 dedicated credit analysts covering over 900 corporate issuers is aggregated via a proprietary database and information Credit Research management system to inform the loan and CLO investment process Experienced CLO investment team is fully integrated within the fundamental credit team and has a Team 10+ year track record of investing in all parts of the CLO capital structure Rigorous All CLO investment decisions are based on a granular assessment of portfolio quality Investment and liquidity, in-depth manager review, structure analysis, and tranche- or security- Process specific attributes (1) Please refer to the GSO U.S. Loan Default Track Record in the Important Disclosures at the end of this presentation for further information on the default track record. Blackstone 36 (2) Source: Creditflux, as of December 31, 2018.

CLO Investment Process GSO’s CLO investments are based on robust analysis from the asset level up and not gross assumptions based on market and portfolio averages CLO Assets CLO Managers CLO Structure  Portfolio of ~200 individual loans  Team  Characteristics:  Infrastructure AAA • Weighted average rating  Track record • Weighted average spread  Investment style AA • Weighted average price  Compliance history A BBB • Weighted average recovery BB rate Equity  Detailed analysis of loan  Complete manager  Review CLO documentation portfolio based on credit- assessment based on to understand constraints, level view from GSO interviews, observed robustness of structure, and research analysts, portfolio behavior, and analysis of model cash flows to determine team, and proprietary trading history including appropriate attachment level systems handling of specific loans for investment Blackstone 37

GSO U.S. Loan Default Track Record – June 1998–December 2018

Average Annual Default Rate



3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
0.47%
2.86%
GSO / Blackstone
CS Lev Loan

Average Recovery Rate



80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
71.26%
60.95%
GSO / Blackstone
CS Lev Loan

Average Annual Principal Loss Rate



1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
0.14%
1.12%
GSO / Blackstone
CS Lev Loan

Cumulative Default Rate



60.0%
40.0%
20.0%
0.0%
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Total Edge
GSO / Blackstone
CS Lev Loan

Source: GSO and Credit Suisse, June 1998 – December 2018. GSO default rate is based on defaults in each calendar year period (YTD), while Credit Suisse default rate is based on defaults in the LTM period because Credit Suisse only provides LTM data, available as of every month end, rather than providing YTD data. Therefore, for periods that do not represent a full calendar year, the cumulative averages and the most recent period's data will not reflect exactly the same time periods for GSO and Credit Suisse data. Additionally, Credit Suisse's default and recovery rates are intended to be representative of the broad loan market. The calculation of GSO's default and recovery rates differs from Credit Suisse's methodology, since GSO is working with data around specific trades while Credit Suisse's data is a proxy for the market, and these differences should be considered when comparing the data herein. The preceding is provided for informational purposes only, and does not constitute an offer to sell or a solicitation of interest in any particular fund or strategy managed or advised by The Blackstone Group L.P. or its affiliates (a "Blackstone Fund"). Any such offer or solicitation would be made only pursuant to the confidential private placement memorandum for a Blackstone Fund ("PPM"), which would qualify in its entirety the information set forth herein and would contain a description of the risks of investing. Past performance is not necessarily indicative of future results, and there can be no assurance that GSO / Blackstone will achieve comparable results or that any entity or account managed or advised by GSO / Blackstone will be able to implement its investment strategy or achieve its investment objectives. Please refer to the GSO U.S. Loan Default Track Record in the Important Disclosures at the end of this presentation for further information on the default track record.

Please refer to GSO Endnotes at the back of this presentation for further detail.

Blackstone 38

CLO Debt is Well Insulated From Potential Losses

For CLO BBBs to suffer principal impairment, annual defaults would have to be approximately 125% greater, or recoveries 75% less than the GFC



CLO Impairment Frontier
Loan Recovery Rate
70
60
50
40
30
20
10
0
Annual Loan Default Rate
0.0
1.0
2.0
3.0
4.0
5.0
6.0
7.0
8.0
9.0
10.0
GSO U.S. Loan Portfolio (1998-2018)(1)
Loan Market (1990-2018)(2)
GFC (2008-2012)(2)
BB
BBB
A
AA
AAA

CLO impairment frontiers generated from Intex model and include key assumptions as follows: Interest rates based on current Intex curve, annual prepayment rate of 20%, Recovery lag = 12 months, CLO redeemed at AAA payoff date in standard CLO run, reinvestment price = 99.75, reinvestment rate = 3 month LIBOR + 325 bps, no reinvestment post Reinvestment Period. Please note: the historical data points shown are calculated using annual default and recovery rates from J.P. Morgan Leveraged Loan Index and represent the average default rates and weighted average recovery rates for each period. Loan market is represented by the average default and weighted average recovery rates from 1990 to 2018.

(1) Please refer to the GSO U.S. Loan Default Track Record in the Important Disclosures at the end of this presentation for further information on the annual loan default and annual loan recovery rate calculations.
(2) J.P. Morgan as of February 28, 2019 for average recovery rate and annual loan default rate.

Blackstone 39

Loan Defaults in GSO Owned CLOs We believe GSO’s ability to underwrite portfolio quality and select high quality managers may result in lower risk CLO investments Energy Consistent Financial Crisis & Early Market Experience Recovery Downturn Preserving 2008-2010 Capital since 2015-2016 1998 Month of Peak Loan Market Average of 6 Market Peak Default Nov 2009 Jan 2015 Default Rates (1) Rates since Dec 2006 GSO CLO Representative 3.0% 0.2% 0.9% Account Default Rate (2) Loan Market Default Rate (1) 11.6% 3.2% 3.7% Senior secured loans + CLO structure + GSO = Potential for strong risk adjusted returns Data as of December 31, 2018 unless otherwise indicated. The preceding is provided for informational purposes only, and does not constitute an offer to sell or a solicitation of interest in any particular fund or strategy managed or advised by The Blackstone Group L.P. or its affiliates (a “Blackstone Fund”). Any such offer or solicitation would be made only pursuant to the confidential private placement memorandum for a Blackstone Fund (“PPM”), which would qualify in its entirety the information set forth herein and contain a description of the risks of investing. Past performance is not necessarily indicative of future results, and there can be no assurance that GSO / Blackstone will achieve comparable results or that GSO / Blackstone will be able to implement its investment strategy or achieve its investment objectives. For more information please see the Important Disclosures at the end of this presentation. (1) Loan Market is represented by the S&P/LSTA Leveraged Loan Index. The S&P/LSTA Leveraged Loan Index is a market value-weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments. Default rate is represented by the percentage (weighted by par value) of the index rated “D” at each point in time. (2) Please refer to the GSO CLO Representative Account portion in the Important Disclosures at the end of this presentation for further information. Blackstone 40

Private Structured Products Encompasses primarily Investment Grade asset-backed securities that typically generate excess return to corporates due to their complexity and illiquidity premia  Proprietary sourcing through the Transportation Blackstone ecosystem Telecom  Blackstone investment professionals with underwriting and structuring edge Intellectual Property & Enterprise Value  Excess spread to equivalently rated corporates Consumer  Private or narrowly syndicated Insurance Receivables  Third-party valuation pricing Corporate Lending Investments made within the Private Structured Products strategy have involved investments issued by portfolio companies owned by affiliated Blackstone funds. These transactions are conducted in accordance with applicable conflicts resolution procedures implemented by Blackstone and are subject to applicable information barrier policies and procedures, investment Blackstone 41 capacity, and Blackstone allocation procedures

F&G Executed Private Structured Products

25 Private Structured Products investments have been executed for F&G since May 2018, at ~70–400 bps wide of the comparable Corporate Index(1)(2)



F&G Executed Private Structured Products
Spread (bps)
500
400
300
200
100
0
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
BBB Corporate Index
AAA Private Structured Product
AA Private Structured Product
A Private Structured Product
BBB Private Structured Product
IG Aircraft Securitization
(See next page for further detail)

Past performance is not necessarily indicative of future results. There can be no assurance that the portfolio will continue to achieve such results or that underlying investments will achieve their investment objectives or avoid substantial losses. This information is provided for shareholders of F&G for informational purposes only, and does not constitute an offer to sell, or a solicitation of an offer to buy, any security or instrument, or a solicitation of interest in any particular Blackstone fund, account or strategy.

(1) Index sourced from Bloomberg; from May 2018 until December 2018. Please reference the Important Disclosures at the end of this presentation for a description of the index.
(2) Does not include non-IG opportunities or those with CM rating designation. Investments in higher yielding debt securities mean that investment risks are also higher. Spread data presented herein assumes no defaults. However, defaults could occur, and, if occurred, would lower the overall investment return.

Blackstone 42

Private Structured Products Case Study Proprietary platform provides differentiated investment perspective and investment access Capital Structure and Pricing Transaction Overview % of Capital Structure  Financing with strong collateral $821 million  Proprietary Blackstone industry view  Repeatable transaction with scale $550mm  Contracted revenue base A S + 160  Structural protections (67%) Transaction Highlights  # Aircraft 76 BBB (10%) S + 261 $41mm WA Age (yrs)  7.7 BB (5%) S + 392 Largest Obligor  7.7% Sponsor Equity (18%) Past performance is not necessarily indicative of future results. There can be no assurance that the portfolio will continue to achieve such results or that underlying investments will Blackstone 43 achieve their investment objectives or avoid substantial losses. Figures are estimated and unaudited. This case study is for informational purposes only and does not constitute investment advice. The opportunities discussed in this case study may not be representative of other transactions that Blackstone Insurance Solutions has reviewed or will review on behalf of F&G.

B. Blackstone Real Estate Debt Strategies (BREDS)

BREDS Repositioning for F&G

Driving value through the strength of our real estate business

Performance Highlights since Inception[1]

Book Yield[2]	Investment Spread[2]	Portfolio Scale	NAIC Rating
5.5%	+165 bps	$2.1B	1.2
+71 bps Uplift	Above Investment Grade Corporate Bonds[3]	Total Bond Purchases	Unchanged

Past performance is not indicative of future results and there is no assurance that any Blackstone fund will achieve its objectives or avoid significant losses. See Important Disclosures at the end of this presentation. The materials contained herein are for informational purposes only and do not constitute an offer to sell or a solicitation of an offer to purchase any interest in any investment vehicles.

(1) Figures reflect F&G performance since BREDS commenced management of F&G's CMBS portfolio on April 1, 2018.

(2) The stated Book Yield and Investment Spread are reflected gross of any investment management fees charged by Blackstone, which reduces F&G's net yield. See page titled, "F&G Portfolio Update: 2018 Reposition Summary" for the net yield on the entire F&G portfolio of which the portfolio described on this page is a component.

(3) Bloomberg ICE BofAML Single-A Corporate Index and Bloomberg ICE BBB Corporate Index. Reflects the weighted average spread over the relevant base rate for assets purchased since April 1, 2018 of 262 bps minus corporate spreads of 97 bps. Corporate comparison reflects weighted average NAIC rating of 1.2 (80% single-A and 20% BBB rated corporate bonds) time weighted based on BREDS trade volume.

Blackstone 45

Leading Global Real Estate Business F&G benefits from Blackstone’s leading global real estate business Diversified Business Provides a Differentiated Perspective on Global Real Estate Performance Drives Business(1) Opportunistic 15% Equity Net Returns since 1991 Core+ 26% High-Yield BREP 11% Global Debt Net Returns since 2009 38% $136B AUM Liquid Debt BREDS 9% (Debt) Securities Net Returns since 2008 13% BREP BREP Asia Europe Core+ 10% 13% 11% Equity Net Returns since 2013 AUM includes co-investments and Blackstone’s GP and side-by-side commitments, as applicable. Past performance is not indicative of future results and there is no assurance that any Blackstone fund will achieve its objectives or avoid significant losses. The materials contained herein are for informational purposes only and do not constitute an offer to sell or a solicitation of an offer to purchase any interest in any investment vehicles. F&G has not invested in all of these strategies to date. To date, F&G has not participated in all of the strategies constituting this track record. (1) Net returns reflect a composite or combined calculation and, in the case of BREDS and BPP, are based on an applicable subset of private funds / vehicles. Liquid Debt Securities reflects Blackstone Real Estate Special Situations Offshore Fund Ltd. ("BSSF“) and the Blackstone Real Estate Income Funds ("BREIF"), and does not include certain other separate Blackstone 46 accounts and funds managed by Blackstone. See Important Disclosures at the end of this presentation.

BREDS Advantage: Proprietary Knowledge & Fundamental Approach Proprietary institutional knowledge drives investment strategy BREP / Core+(1) BREDS Portfolio(2) Commercial 848M 108M Square Feet Square Feet Residential 300k 57k Units Units Hospitality 158k 25k Owned Keys Keys Past performance is not indicative of future results and there is no assurance that any Blackstone fund will achieve its objectives or avoid significant losses. See Important Disclosures at the end of this presentation. (1) Represents all drawn, closed and committed investments in our BREP and Core+ strategies. There can be no assurance that these transactions will close as expected or at all. In addition to wholly owned assets, figures include leased assets, collateral, assets managed through stakes in publicly traded companies and assets owned through joint-ventures (reflected at 100%), as applicable. Blackstone 47 (2) Represents unrealized investments in BREDS II, BREDS III, BREDS High-Grade and BXMT and excludes any BREDS funds focused on liquid real estate related debt. Includes two BREDS III investments that are pending closing. There can be no assurance that these transactions will close as expected or at all.

BREDS Overview BREDS is an active investor across the real estate debt capital structure Generic Capital Structure BREDS BREDS LTV (%) High-Yield High-Grade Strategy Strategy Junior Mezzanine Senior Mezzanine Senior Loan Lower Risk AUM: $6B AUM: $1B Senior Mezz BXMT BREDS NYSE: BXMT Liquids Higher Junior Mezz Risk Senior Mortgage Lending Liquid RE Debt Securities AUM: $5B AUM: $5B(1) Sponsor Equity Hypothetical capital structure is for illustrative purposes only to illustrate the respective investment strategies of the BREDS vehicles and is not representative of any particular investment. There can be no assurance that any Blackstone fund or strategy will achieve its objectives or avoid substantial losses. See Important Disclosures at the end of this presentation. Blackstone 48 (1) Reflects Current BREDS Liquids Opportunistic Vehicles.

BREDS Risk Management Approach

BREDS core competencies drive performance and preservation of capital

Proven Stewards of Capital	No realized losses across the BREDS lending platform since inception in 2009[1]
Proprietary Insight	Embedded within one of the world's largest owners, operators and financers of real estate with exposure to over $360 billion of real estate[2]
Global Team	114-person global BREDS business, including 10-person dedicated securities investment team, fully integrated within 506-person global real estate business
Deep Credit Expertise	Utilize proprietary Blackstone data and technology to underwrite and actively surveil portfolios in order to drive investment and risk management decisions
Market Knowledge	Sourcing and monitoring capabilities driven by activity as an investor; $10 billion real estate securities portfolio and $11 billion in 2018 trading volume[3]

Past performance is not indicative of future results and there is no assurance that any Blackstone fund will achieve its objectives or avoid significant losses. See Important Disclosures at the end of this presentation.

(1) The "lending platform" refers to those BREDS funds / vehicles with investment strategies that are primarily focused on originating private loans. The "lending platform" excludes any BREDS funds or vehicle focused on liquid real estate related debt, including the BREDS F&G SMA.

(2) Represents the sum of (i) total real estate value of all drawn, closed and committed investments in our BREP and Core+ strategies plus dry powder; and (ii) the gross collateral value of the assets underlying the unrealized investments in BREDS II, BREDS III, BREDS High-Grade and BXMT and excludes any BREDS funds focused on liquid real estate related debt. Includes two BREDS III investments that are pending closing. There can be no assurance that these transactions will close as expected or at all.

(3) Securities portfolio reflects Current BREDS Liquids Opportunistic Vehicles, the F&G SMA and securities held within BREDS High-Yield, BREDS High-Grade and BREIT. Trading volume reflects securities traded across Current BREDS Liquids Opportunistic Vehicles, Discontinued / Liquidated BREDS Liquids Strategies, the F&G SMA, BREDS High-Yield, BREDS High-Grade and BREIT.

Blackstone 49

CMBS Market Improvements Conservative post-crisis lending and rating standards increase protection from losses Lower Loan to Value More Conservative Ratings Approach At Origination Tranche Size – % of Debt at New Issue 31% 38% Equity Cushion Equity Cushion 68.6% Down 680 bps AAA (78.0%) 61.8% AA (5.5%) AAA +170 bps (86.8%) A Percent of (4.3%) Capital AA Structure (3.5%) BBB- A (5.0%) (2.7%) +350 bps BBB- BBB- Credit (3.3%) Non-IG Enhancement Non-IG (7.2%) (3.7%) PrePre-Crisis-Financial Avg. Crisis PostPost-Crisis-Financial Avg. Crisis PrePre-Crisis-Financial Avg. Crisis PostPost-Crisis-Financial Avg. Crisis CMBS CMBS CMBS CMBS Credit metrics aggregated from JP Morgan, Morgan Stanley and Bank of America Research. Pre-Financial Crisis CMBS refers to 2003-2008. Post-Financial Crisis CMBS refers to 2010- 2018. Blackstone 50

CMBS Market Enhancements Rating agencies, investors and regulators have driven enhancements Post-Crisis CMBS Market Enhancements  More conservative credit underwriting and structure  Transparency of rating process  Risk retention  Investor alignment of interests Represents Blackstone’s view of the current market environment as of the date appearing in this material only. See Important Disclosures at the end of this presentation. Blackstone 51

Moderate CMBS Supply Below Historical Levels Conservative lending and rating approach is contributing to sustainable issuance Annual Private Label CMBS Issuance $230B $198B $167B $99B $92B $94B $91B $83B $71B $45B $31B $12B $10B $3B 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Pre-Crisis Post-Crisis JPMorgan Research. Blackstone 52

Appendix: Speaker Biographies

Speaker Biographies Bennett Goodman is a Co-Founder of GSO Capital Partners (“GSO”) and Senior Managing Director of Blackstone. He is a member of the Board of Directors of Blackstone and sits on the firm’s Management Committee. Since joining Blackstone in 2008, Mr. Goodman focuses on the management of GSO, which is Blackstone’s credit investment platform with over $98.1 billion of assets under management in various direct lending strategies, leveraged loan vehicles and distressed investment funds. Before co-founding GSO in 2005, Mr. Goodman was the Managing Partner of the Alternative Capital Division of Credit Suisse. Mr. Goodman joined Credit Suisse in November 2000 when they acquired Donaldson, Lufkin & Jenrette ("DLJ") where he was Global Head of Leveraged Finance. Mr. Goodman joined DLJ in February of 1988 as the founder of the High Yield Capital Markets Group. Prior to joining DLJ, Mr. Goodman worked in the high yield business at Drexel Burnham Lambert from 1984 to 1988. Mr. Goodman graduated from Lafayette College and the Harvard Business School. He currently sits on the board of Lincoln Center, the Whitney Museum and the Central Park Conservancy. He received Institutional Investor’s 2012 Money Manager of the Year Award and the 2004 Lifetime Achievement Award from Euromoney Magazine for his career achievements in the global capital markets. Erich Schram is a Senior Managing Director and Head of Credit Solutions for Blackstone Insurance Solutions. Before joining Blackstone, Mr. Schram was the Chief Investment Officer of Guggenheim Life and Annuity Company. He was responsible for overall investment strategy as well as direct investments across multiple asset classes including structured products, corporate debt and equity. Previously, Mr. Schram was a Managing Director with Guggenheim Partners’ Investment Management unit, leading one of its two investment teams focusing on investing across the capital structure in several different industry sectors. Mr. Schram received a BA in Economics from Amherst College. Daniel H. Smith is a Senior Managing Director in GSO Capital Partners and oversees GSO’s Customized Credit Strategies unit, which includes various commingled credit funds, permanent capital vehicles, CLOs, closed end funds and leveraged and unleveraged separately managed accounts (SMAs). Additional responsibilities include serving as Chairman and Chief Executive Officer of the four public investment companies managed by the unit. Prior to joining GSO Capital in 2005, Mr. Smith was Managing Partner and Co-head of RBC Capital Market’s Alternative Investments Unit at Royal Bank of Canada in New York. Mr. Smith joined RBC in 2001 from Indosuez Capital, a division of Crédit Agricole Indosuez, where he was a Co-Head and Managing Director overseeing the firm’s debt investments business and merchant banking activities. He began his career in investment management in 1987 at Van Kampen American Capital (f/k/a Van Kampen Merritt), a mutual fund company in Chicago where he held a variety of positions managing portfolios of bonds and stocks including overseeing the firm’s high-yield investment group. Mr. Smith received a BS in Petroleum Engineering from the University of Southern California and a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University. Robert Camacho is a Senior Managing Director and Head of Credit Origination for Blackstone Insurance Solutions. Before joining Blackstone, Mr. Camacho was a partner at Goldman Sachs responsible for financing transactions across multiple asset classes including corporate credit, structured products and fund finance. Mr. Camacho spent over 14 years at Goldman Sachs, most recently in the Structured Funding Investing and Lending business. Mr. Camacho graduated from Lehigh University and is a CFA® charterholder. Jonathan Pollack is a Senior Managing Director and Global Head of the Blackstone Real Estate Debt Strategies group and is based in New York. Since joining Blackstone in 2015, Mr. Pollack has been responsible for overseeing our real estate debt investment strategy. He is also a member of the firm’s real estate investment committee, and serves on the board of Blackstone Mortgage Trust. Prior to joining Blackstone, Mr. Pollack was a Managing Director and Global Head of Commercial Real Estate, as well as Head of Risk for Structured Finance, at Deutsche Bank. Mr. Pollack joined Deutsche Bank in 1999 from Nomura Group. Mr. Pollack received a BA in Economics from Northwestern University. He currently serves on the Board of Trustees of the East Harlem Tutorial Program. Blackstone 54

Endnotes & Important Disclosures

GSO Endnotes Page titled, “Blackstone Leading Credit Platforms” (1) AUM includes Harvest but excludes BIS. Page titled, “GSO Repositioning for F&G” (3) Investment Grade Corporate Bonds are represented by the Bloomberg Barclays Investment Grade Corporate Index, as of December 31, 2018. Page titled, “GSO Platform Overview” GSO employee count as of January 1, 2019. The AUM for Blackstone, GSO or any specific fund, account or investment strategy presented in this Presentation may differ from any comparable AUM disclosure in other non-public or public sources (including public regulatory filings) due to, among other factors, methods of net asset value and capital commitment reporting, differences in categorizing certain funds and accounts within specific investment strategies and exclusion of certain funds and accounts, or any part of net asset value or capital commitment thereof, from the related AUM calculations. Certain of these differences are in some cases required by applicable regulation. (1) Source: Creditflux, as of 12/31/2018. (2) Please refer to the GSO important Disclosure Information section of this Presentation for further information on the team and track record. (3) Issuers across portfolios include all issuers covered by Alternative Investment Funds, and Long Only vehicles, including, but not limited to, broadly syndicated assets, middle market assets, high yield bonds, mezzanine transactions, and CLOs (including risk retention securities) or other structured products. Page titled, “GSO U.S. Loan Default Track Record – June 1998–December 2018” Cumulative Default Rate represents the sum of all annual default rates. The Average Annual Default Rate, Average Annual Principal Loss Rate, and Average Recovery Rate inclusive of all GSO / Blackstone U.S. managed loan portfolios (including those funds acquired and/or sub-advised by GSO / Blackstone that were originated by another manager) would have been 0.53%, 0.18%, and 65.34%, respectively, as of December 31, 2018, rather than the figures included above. Cumulative loan default rates inclusive of all U.S. managed portfolios are available upon request. Blackstone 56

F&G Investment Portfolio Reposition Update Section - Important Disclosures General. Unless otherwise indicated: • All information and data in these materials is as of December31, 2018 for performance, Assets Under Management (“AUM”), and other various measures and statistics, unless otherwise noted. • AUM in this presentation refers to total assets under management, which differs from fee-earning assets under management. In certain instances, AUM figures may not sum to total because of rounding. • The source for certain charts and graphs, in these materials is Blackstone. Information obtained from sources outside Blackstone may be replicated from the original, summarized, represented graphically, or combined with Blackstone estimates and assumptions, and in each case is noted accordingly. No Representation or Warranty. Regardless of source, information is believed to be reliable for purposes used herein, but neither Blackstone, any Blackstone fund or any of Blackstone’s affiliates makes any representation or warranty as to the accuracy or completeness thereof and Blackstone does not take any responsibility for information obtained from sources outside of Blackstone. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Not an offer. These materials are provided for shareholders of F&G for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security or instrument, or a solicitation of interest in any particular Blackstone fund, account or strategy. Performance Information. Past performance is not necessarily indicative of future results and there can be no assurance that any Blackstone fund, account, strategy or underlying investment will achieve comparable results, or that any investments made by Blackstone in the future will be profitable, or that Blackstone will find investment opportunities similar to any presented herein. Blackstone 57

F&G Investment Portfolio Reposition Update Section - Additional Important Disclosures Aggregated Returns. The calculation of combined or composite Net IRR/Net Returns takes the aggregate limited partner cash flows by actual date from inception of the strategy through the current quarter end and uses the terminal value (including unrealized investments) as of the current quarter end to comprise an overall return for the strategy. The actual realized returns on the unrealized investments used in this calculation may differ materially from the returns indicated herein. Case Study: The case study presented was not selected based on the performance contribution of the applicable investment to any investment in the F&G portfolio. The case study was presented for informational purposes only and does not constitute investment advice. The opportunities discussed in the case study may not be representative of other transactions that Blackstone Insurance Solutions has reviewed or will review on behalf of F&G. Diversification. Diversification does not ensure a profit or protect against loss in declining markets. Duration. There is no guarantee that the investment period for any underlying investment will be completed within the underwritten time period. Investments may experience investment duration periods that exceed the underwritten base case duration assumptions described herein, and in certain instances, may be underwritten to a base case duration that is longer than indicated or not be underwritten to a specified base case duration. ERISA Fiduciary Disclosure. The information herein has not been provided in a fiduciary capacity under ERISA, and it is not intended to be, and should not be considered as, impartial investment advice. Indices: Any comparisons herein of the pricing of a referenced deal to a benchmark or an index are qualified as follows: (i) the volatility of such benchmark or index likely will be materially different from that of the referenced deal(s); (ii) such benchmark or index will, in many cases employ different investment guidelines and criteria than the referenced deal and, therefore, investments in such deal(s) will differ significantly from the deals that comprise such benchmarks or index; and (iii) the performance of such benchmark or index may not necessarily have been selected to represent an appropriate benchmark or index to compare to the pricing of the reference deal(s), but rather, is disclosed to allow for comparison of the referenced deal’s (or deals’) pricing to that of a benchmark or index. No representation is made as to the risk profile of any benchmark or index relative to the risk profile of any of the referenced deals. Prospective investors should make their own determinations as to the comparability or usefulness of the benchmarks and indices included in the above. Blackstone has provided the benchmark and index data for informational purposes only. Barclays AAA Corporate Index: Measures the performance of the AAA rated range of the fixed-rate, U.S. dollar-denominated, taxable, corporate bond market. Barclays AA Corporate Index: Measures the performance of the AA rated range of the fixed-rate, U.S. dollar-denominated, taxable, corporate bond market. Barclays A Corporate Index: Measures the performance of the A rated range of the fixed-rate, U.S. dollar-denominated, taxable, corporate bond market. Barclays BBB Corporate Index: Measures the performance of the BBB rated range of the fixed-rate, U.S. dollar-denominated, taxable, corporate bond market. Credit Suisse Leveraged Loan Index: The index represents tradable, senior-secured, U.S.-dollar-denominated non-investment-grade loans. IRR - Net. Net IRR is calculated based on returns (which include recycled contributions, if applicable) after management fees, organizational expenses, fund expenses, certain taxes and “carried interest” (but before any investor servicing fees as applicable, taxes or withholdings incurred by the limited partners directly) and excludes certain non-fee and/or non-carry bearing parties (e.g., the general partner commitment and Blackstone employee side-by-side investors), and adds back the effect of tax advances paid for carried interest already reflected in the returns. Corporate Private Equity: Private Equity net returns shown for global corporate private equity funds (BCP I – BCP VII), from inception in October 1987 through present, plus the flagship sector funds (BEP, BCP Asia and BCOM funds); does not include Tactical Opportunities or Strategic Partners funds. Credit: Net returns for the Mezzanine strategy represent the net IRRs of the combined cash flows of certain fee-earning funds exceeding $100 million of fair value at each respective quarter end, excluding the Blackstone funds that were contributed to GSO as part of Blackstone’s acquisition of GSO in March 2008. Inception-to-date returns (i) are from July 2007, November 2011 and September 2016, (ii) are measured on the basis of both realized and unrealized investments, (iii) include the effect of recycling, (iv) does not include co-investments and (v) may reflect the impact of leverage. Real Estate: Reflects Pre-BREP, BREP global funds (BREP I - BREP VIII) and BREP international funds (BREP International - BREP International II, BREP Europe III - BREP Europe V and BREP Asia I - BREP Asia II) since inception in 1991 through December 31, 2018. Includes co-investment vehicles. With respect to the combined net IRR, see "Aggregated Returns" section of these Important Disclosures. Tactical Opportunities: Net IRR for the Tac Opps Program (excluding any Tac Opps’ adjacent strategies) is for total (realized plus unrealized) investments, from inception of the business in February 2012 through December 2018. Strategic Partners: As a manager of fund of funds, Strategic Partners generally bases returns on the prior quarter valuations received from its underlying funds. Net IRR shown for the Strategic Partners funds is from inception in December 2000 through December 31, 2018. Does not include sector specific funds or separately managed accounts. Limited Use. Blackstone grants you a limited right to use the information contained herein. Your right to use the information is subject to any other rules, procedures, policies, terms or conditions that govern all or any portion of these materials and content. You may not, however, distribute, modify, transmit, reuse, repost or use any of such materials for public or commercial purposes, without the express written permission of The Blackstone Group L.P. All copyright and other proprietary notices contained in downloaded materials must be retained. Market Trends. Market trends depicted herein are current as of the date of this document and are based on market observation and Blackstone estimates. There can be no assurance that any trends depicted herein will continue. Opinions. Opinions expressed reflect the current opinions of Blackstone as of the date appearing in this presentation only and are based on Blackstone’s opinions of the current market environment, which is subject to change. Blackstone 58

F&G Investment Portfolio Reposition Update Section - Additional Important Disclosures Real Estate Fund Definitions. As used herein, “BREP” reflects Pre-BREP, all BREP funds and BREP co-investments; “BREDS I” reflects Blackstone Real Estate Special Situations Fund II L.P., Blackstone Real Estate Special Situations Europe Fund L.P. (since inception to April 2013), Blackstone Real Estate Special Situations Fund Gaussian L.P. (since inception to April 2013), Blackstone Commercial Real Estate Debt Fund L.P., Blackstone Real Estate Special Situations Principal Transaction Partners L.P., and any parallel or alternative vehicles formed in connection therewith, any supplemental capital vehicles formed in connection with any investments made thereby, and any vehicles formed in connection with Blackstone’s side-by-side or additional general partner investments relating thereto; “BREDS II” reflects Blackstone Real Estate Debt Strategies II L.P., Blackstone Real Estate Debt Strategies II – Gaussian L.P., Blackstone Real Estate Debt Strategies II – AC L.P., Blackstone Real Estate Debt Strategies II – A L.P., and any parallel or alternative vehicles formed in connection therewith, any supplemental capital vehicles formed in connection with any investments made thereby, and any vehicles formed in connection with Blackstone’s side-by-side or additional general partner investments relating thereto as used; “BREDS III” reflects Blackstone Real Estate Debt Strategies III L.P., Blackstone Real Estate Debt Strategies III – Gaussian L.P., Blackstone Real Estate Debt Strategies III – N L.P., and any parallel or alternative vehicles formed in connection therewith, any supplemental capital vehicles formed in connection with any investments made thereby, and any vehicles formed in connection with Blackstone’s side-by-side or additional general partner investments relating thereto; “BREDS” reflects BREDS I, BREDS II, BREDS III, and separately managed accounts investing alongside those funds (collectively, the “BREDS High-Yield Funds”), as well as Blackstone Real Estate Debt Strategies High-Grade L.P., Blackstone Mortgage Trust (BXMT) and the BREDS funds and separately managed accounts investing in liquid real estate related debt and “BPP” reflects BPP U.S., BPP Europe, BPP Asia, co-investments, supplemental vehicles, separately managed accounts and the BPP global investment vehicles (collectively, the “BPP Global Strategy”), as well as Blackstone Real Estate Income Trust (BREIT), a vehicle with an income-oriented strategy. Blackstone 59

GSO Important Disclosures GSO. Liquid Credit Strategies (“LCS”) is the business unit within GSO that is responsible for managing or sub-advising long only credit strategies, including investments in U.S. and European senior secured loans, high yield bonds and structured credit investments in vehicles including collateralized loan obligations (“CLOs”), separately managed accounts (“SMAs”), commingled funds, closed-ended funds, and an exchange traded fund (“ETF”). The preceding is provided for informational purposes only, and do not constitute an offer to sell or a solicitation of interest in any particular fund or strategy managed or advised by The Blackstone Group L.P. or its affiliates (a “Blackstone Fund”). Any such offer or solicitation would be made only pursuant to the confidential private placement memorandum for a Blackstone Fund (“PPM”), which would qualify in its entirety the information set forth herein and would contain a description of the risks of investing. The foregoing pages contain performance information of certain investments made by certain current and former senior members of GSO’s investment team (“Principals”) while at IndoSuez Capital Division of Crédit Agricole (“IndoSuez”) from 1998 to 2001, RBC Capital Partners’ Debt Investments Group (the “RBC Group”), a division of Royal Bank of Canada, from 2001 to 2005, and GSO’s Debt Funds Group from 2005 to 2008 (prior to Blackstone’s acquisition of GSO described below) following GSO’s acquisition of the RBC Group. In March 2008, together with the acquisition of GSO and certain of its affiliates by Blackstone, the legacy collateralized loan obligation business of GSO Debt Funds Management LLC (now known as GSO / Blackstone Debt Funds Management LLC) was combined with the legacy collateralized loan obligation business of Blackstone Debt Advisors L.P. (“BDA”). After Blackstone’s acquisition of GSO, the CLOs previously managed by BDA were combined with those managed by Blackstone / GSO. The track record of Blackstone / GSO referred to herein includes those U.S. accounts previously managed by BDA as of April 2008. Also in connection with the Blackstone’s acquisition of GSO in 2008, GSO assumed the management of Blackstone’s credit businesses and certain senior members and the Principals joined Blackstone. Such historical performance information, which may be referred to as Blackstone / GSO performance, has been included solely for illustrative purposes as representative examples of the Principals’ general respective experiences and the types of investments that were previously managed by the Principals, respectively, that employed substantially similar investment objectives, policies and strategies to a Fund and invested in similar asset classes as a Fund is expected to invest in, and should not be considered a recommendation of any particular strategy or security. Investments presented herein that the Principals made while at IndoSuez, RBC Group and GSO were managed over a long period of time and during significantly different economic and market conditions, which may not be replicated. It should not be assumed that the performance of the investments presented herein that were made between the period 1998-2008 while the Principals were at IndoSuez, RBC Group and GSO (prior to its acquisition by Blackstone) is necessarily representative of the overall performance of the Principals while at these firms, particularly given that such investments reflected herein represent only a small percentage of investments made by the Principals during the period 1998-2001, 2001-2005, and 2005-2008 respectively. In addition, while each of the Principals was primarily responsible for overseeing the investment activities at his or her prior firm(s), each was also part of investment teams composed of other persons (including those with senior responsibilities) who were also involved in such activities and who will not be involved with the investment activities of a Fund. As described above, certain historical performance information presented herein includes references to loans, investment portfolios, vehicles and managed accounts managed by the Principals while at IndoSuez and/or RBC Group as managing directors or managing partners in the alternative investments units of those firms; and the investment teams at the entities associated with GSO, which inherently carry different strategies, responsibilities and objectives from those tied to such Principals’ prior and current roles at GSO and more specifically, on certain investment committees for funds and products of GSO. Such information also does not reflect returns of actual investments made by the Principals as investment managers of a portfolio of investments. In evaluating GSO’s performance, F&G investors should attach correspondingly qualified consideration to the results presented herein and are strongly cautioned against giving undue significance or reliance on these returns. F&G investors should be aware that any investment strategy implemented by GSO will not involve all investment professionals of the investments teams at the Principals’ prior firm(s) and certain professionals may not be part of the team managing investments for the current strategies employed by funds and products of GSO. Similarly, certain team members currently responsible for certain GSO investment strategies had no involvement with the investments and performance information presented herein. Moreover, the characteristics of the Principals’ prior firm(s), and the market conditions under which they were operated, differ in certain respects from those expected to be experienced in respect of any strategy in the future. GSO U.S. Loan Default Track Record GSO’s track record includes the U.S. middle market and broadly syndicated loans held by U.S. portfolios managed, advised, or sub-advised by LCS, and excludes U.S. portfolios that were acquired from other managers where the acquired portfolios did not fully reflect GSO's investment discretion. In the case where a significant portion of a global portfolio is in U.S. loans, those U.S. loans are also included in the track record. As part of an internal reorganization of GSO’s business lines, certain Business Development Companies which had been sub-advised by GSO were re-allocated from LCS to GSO’s performing credit team on January 1, 2016. GSO defines defaults as (a) missed a payment, (b) filed bankruptcy, or (c) were downgraded by Moody's or S&P to D. GSO may sell a loan, including immediately prior to default, and such loan will not be treated as a default. GSO’s average annual principal loss rate for the period from June 1998 through December 2018 is calculated by multiplying the average annual default rate for that period by (1 minus the average recovery rate for that period). GSO’s average annual default rate is a weighted average of the yearly GSO default rates, weighted by GSO U.S. loan portfolio notional exposure for each year. In other words, the average annual default rate is calculated by multiplying each year’s default rate by the portfolio notional exposure in that year and dividing that total by the sum of portfolio notional exposures across all years. For a given year, the default rate is calculated as the GSO defaulted notional amount for the year, divided by GSO U.S. loan portfolio notional exposure for the year. The portfolio notional exposure for a year is the sum of portfolio notional amounts at the end of the prior year and the portfolio loan purchases made during the current year. GSO's average recovery rate is a weighted average of the yearly GSO recovery rates, weighted by GSO defaulted notional amount for each year. In other words, the average recovery rate is calculated by multiplying each year’s recovery rate by the defaulted notional amount in that year and dividing that total by the sum of defaulted notional amounts across all years. For a given year, the recovery rate is calculated as the weighted average of the recovery rates for each default that occurred in GSO portfolios during the year, weighted by defaulted notional amount. In other words, the year’s recovery rate is calculated by multiplying each defaulted asset’s recovery rate by the defaulted notional amount of that defaulted asset and dividing that total by the sum of defaulted notional amounts of all assets defaulted in that year. For a given defaulted position, the recovery rate is calculated as the amount received on the position by GSO via (a) sale, (b) paydown, and/or (c) restructuring of the defaulted asset, divided by the amount originally paid by GSO for the asset (across all portfolios in which the asset was held). Credit Suisse’s U.S. loan principal loss rate is calculated by multiplying the average annual default rate by (1 minus the average annual recovery rate). Credit Suisse’s U.S. loan default rate for a given year is calculated as the notional amount of U.S. loan defaults for the year divided by the average U.S. loan market size during that year. Credit Suisse’s U.S. loan recovery rate is the average price on the day of default for all defaulted loans during the year. GSO CLO Representative Account GSO CLO Representative Account is Carador Income Fund plc (“Carador”), a GSO-managed publicly traded fund that has invested in CLO debt and equity since 2008. It is shown here as the CLO representative account as it is GSO’s longest track record investing in CLOs. Carador data represents the default rate of underlying bank loans in CLOs held by Carador, weighted by Carador’s NAV holding of such CLOs from Intex. The Carador default rates in this chart represent point in time default rates and correspond with the six highest peak default rates of the S&P/LSTA Leveraged Loan Index since December 2006. F&G investors should be aware that, while Carador invests in CLO securities and in certain respects follows a similar investment strategy as that which F&G is expected to pursue in certain respects, there exist certain significant differences between Carador’s fund terms and investment strategy and those that are anticipated for F&G in respect of its CLO investment strategy. As a result, even under similar market conditions, F&G’s CLO portfolio performance during Carador’s term may have differed, perhaps materially, from the performance information relating to Carador set forth herein, and F&G’s performance may also differ, perhaps materially, from that of Carador going forward. These differences include, without limitation, each of the following: (a) Carador has historically invested primarily in CLO equity and, to a lesser extent, CLO mezzanine and senior notes; (b) Carador has invested in European CLOs whereas F&G anticipates investing primarily in the U.S. CLO market; and (c) Carador’s portfolio managers are different than those intended to be assigned to accounts invested for the benefit of F&G. Blackstone 60